Exhibit 99.1

Noodles & Company Unveils “Perfect Bowls” to Accommodate Specific Guest Dietary Needs; Provides Business Update
Comparable Restaurant Sales Continue to Sequentially Improve Since the Beginning of the Pandemic;
Company to Participate in the Jefferies 2020 Virtual Global Consumer Conference

BROOMFIELD, Colo., June 17, 2020 (Globe Newswire) - Noodles & Company (NASDAQ:NDLS), known for serving classic noodle, Zoodle and Caulifloodle dishes from around the world, announced the addition of new Perfect Bowls to its menu. Perfect Bowls are curated fan-favorite dishes that cater to popular diets and lifestyles, including paleo-friendly, keto, vegetarian and gluten-sensitive, making it easy for guests to maintain healthier summer routines while enjoying their favorite Noodles flavors. And, as always, Noodles guests have the ability to customize any other dish on the menu to match individual nutritional goals. The Company also further expanded its healthy alternatives in its new family meal offerings by adding a Zoodle and Caulifloodle option, which gives guests the ability to enjoy four healthy dishes plus a Caesar salad for the low price of $40.
Additionally, the Company today provided an update on the COVID-19 pandemic’s impact on the Company's business.
Business Update
Quarter-to-Date Q2 2020 Comparable Restaurant Sales

Comparable Restaurant Sales	4 Weeks Ended April 28, 2020	4 Weeks Ended May 26, 2020	Week Ended June 2, 2020	Week Ended June 9, 2020	Week Ended June 16, 2020	Fiscal Quarter to Date June 30, 2020
Company-owned	(47.0)%	(28.9)%	(23.2)%	(20.2)%	(14.8)%	(33.2)%
Franchise	(55.5)%	(37.3)%	(25.7)%	(23.2)%	(16.8)%	(39.8)%
System-wide	(48.2)%	(30.1)%	(23.6)%	(20.6)%	(15.1)%	(34.1)%

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Comparable restaurant sales(1) have improved meaningfully since the beginning of the COVID-19 pandemic. After comparable sales declined 54.7% during the final week of March, results have sequentially improved even with the vast majority of dining rooms remaining closed. Comparable sales declined 14.8% at company-owned restaurants for the fiscal week ended June 16, 2020.

•
Average weekly sales(2), which normalize for the impact of restaurants that were temporarily closed due to the COVID-19 pandemic, declined 9.7% during the fiscal week ended June 16, 2020 versus the comparable fiscal week of 2019.

•	Digital sales have continued to strengthen and for the week ending June 16, 2020 were 67% of overall sales compared to 31% of overall sales for the first quarter of 2020.
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(1) Comparable restaurant sales represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.

(2) Average weekly sales is calculated by dividing restaurant revenue by the number of operating days within the time period and multiplying by seven days.

Disciplined Dining Room Re-openings Continue

From the last half of March through May 2020, substantially all Noodles & Company dining rooms were closed due to the COVID-19 pandemic. The Company was able to shift much of their dining room sales to off-premise and has since begun re-opening dining rooms in certain restaurants. As of June 16, 2020 approximately 20% of restaurant locations system-wide had re-opened dining rooms, including 7% of company locations and 87% of franchised locations. The Company and its franchisees will continue to open the remaining dining rooms as appropriate.
Liquidity Update
The Company’s liquidity profile remains healthy with cash on hand of $62.4 million as of June 17, 2020. The Company also disclosed today an amendment to its credit facility which enhances financial flexibility, particularly related to certain Company financial covenants, through the third quarter of 2021.

Investor Conference Participation
On Tuesday, June 23, 2020, the Company will participate in the Jefferies 2020 Virtual Global Consumer Conference. Noodles' virtual fireside chat discussion will begin at 10:30 AM Eastern Time. To access this live virtual fireside chat, please visit www.noodles.com under the “Investor Relations” tab.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, with noodles and flavors that you know and love as well as new ones you're about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles and Other Noodles, the Company serves a world of flavor in every bowl. Made up of more than 450 restaurants and thousands of passionate team members, Noodles was named one of the Best Places to Work by the Denver Business Journal for its unique culture built on the value of "Loving Life," which begins by nourishing and inspiring every team member and guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the impact of the COVID-19 pandemic, including operational and financial measures we have taken in response, the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 pandemic, our new product introductions, our plans to reopen our dining rooms, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, the extent, duration and severity of the COVID-19 pandemic; governmental and guest response to the COVID-19 pandemic; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics and perceptions of food safety; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the

SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.
Contacts:
Investor Relations
investorrelations@noodles.com